As filed with the Securities and Exchange Commission on May 15, 2002

                                                      Registration No. 333-69268

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------

                      CALIFORNIA MICRO DEVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                           California                                                     94-2672609
       ----------------------------------------------------            -------------------------------------------------
                 (State or other jurisdiction of                                       (I.R.S. Employer
                 incorporation or organization)                                      Identification No.)

                        215 Topaz Street
                      Milpitas, California                                                95035-5430
       ----------------------------------------------------            -------------------------------------------------
                      (Address of principal                                               (Zip Code)
                       executive offices)

                                                 1995 Stock Option Plan,
                               Amended as of July 26, 1996, July 18, 1997, August 7, 1998,
                                            August 1, 2000 and August 7, 2001
                                                           and
                                     1995 Non-Employee Directors' Stock Option Plan,
                               Amended as of July 26, 1996, July 18, 1997, August 7, 1998,
                                            August 1, 2000 and August 7, 2001
                                                           and
                                                   CEO Option Program
                       --------------------------------------------------------------------------
                                                 Full title of the plans

                       Robert V. Dickinson                                                 Copy to:
              President and Chief Executive Officer                               Stephen M. Wurzburg, Esq.
              California Micro Devices Corporation                                  Pillsbury Winthrop LLP
                        215 Topaz Street                                             2550 Hanover Street
                     Milpitas, CA 95035-5430                                         Palo Alto, CA 94304
                         (408) 263-3214                                                 (650) 233-4500
       ----------------------------------------------------            -------------------------------------------------
                   (Name, address and telephone
                  number of agent for service)


                                               ---------------------------

                                EXPLANATORY NOTE

         California Micro Devices Corporation (the "Registrant") hereby amends its registration statement on Form S-8 filed September 12, 2001 (File No. 333-69268) (the "September Registration Statement"). The September Registration Statement purported to register the following securities (including options and rights to acquire the following securities):

(a) 500,000 additional shares of the Registrant's Common Stock issuable under the 1995 Stock Option Plan, Amended as of July 26, 1996, July 18, 1997, August 7, 1998, August 1, 2000 and
                  August 7, 2001 (the "1995 Stock Option Plan Shares");

(b) 70,000 additional shares of the Registrant's Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan, Amended as of July 26, 1996, July 18, 1997, August 7, 1998, August 1, 2000 and August 7, 2001 (the "1995 Directors' Plan Shares"); and

(c) 450,000 shares of the Registrant's Common Stock issuable under the CEO Option Program (the "CEO Plan Shares").

However, the requisite registration fees were calculated and paid only for the CEO Plan Shares. Consequently, the 1995 Stock Option Plan Shares and the 1995 Directors' Plan Shares were not registered and will not be sold pursuant to the September Registration Statement. The CEO Plan Shares remain registered pursuant to the September Registration Statement.

The Registrant has registered the 1995 Stock Option Plan Shares and the 1995 Directors' Plan Shares under a new Form S-8 registration statement filed May 15, 2002 (File No. ___-______).



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

  Exhibit
   Number               Exhibit
-----------             ---------------------------------------------------
   24.1                 Powers of Attorney (see page 2)



                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all
of  the   requirements  for  filing  on  Form  S-8  and  has  duly  caused  this
Post-Effective  Amendment  No. 1 to the September  Registration  Statement to be
signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Milpitas, State of California, on the 13th day of May, 2002.

                                    CALIFORNIA MICRO DEVICES CORPORATION


                                    By       /s/ ROBERT V. DICKINSON
                                       -------------------------------------
                                                Robert V. Dickinson
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below does hereby make,  constitute  and appoint Robert V. Dickinson and
Kenneth E. Thornbrugh,  and each of them, his true and lawful  attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name,  place and stead,  in any and all  capacities,  to sign any and all amendments,  including post-effective  amendments, to the September Registration
Statement  and  to  this  Post-Effective   Amendment  No.  1  to  the  September
Registration  Statement,  and to file the same, with exhibits  thereto and other documents in connection  therewith,  with the Securities and Exchange Commission granting unto said  attorneys-in-fact  and agents,  and each of them, full power and  authority  to do and  perform  each and every act and thing  requisite  and necessary to be done,  as fully to all intents and purposes as he might or could
do  in  person,   hereby   ratifying  and  confirming  all  that  each  of  said
attorneys-in-fact and agents, or his substitute or substitutes,  may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the September Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
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

                     Name                                    Title                           Date
                     ----                                    -----                           ----
          /s/ ROBERT V. DICKINSON                Director, President and Chief           May 13, 2002
-------------------------------------------
             Robert V. Dickinson                 Executive Officer (Principal
                                                 Executive Officer)

         /s/ KENNETH E. THORNBRUGH               Vice President Finance and              May 13, 2002
-------------------------------------------
            Kenneth E. Thornbrugh                Administration and Chief Financial
                                                 Officer (Principal Financial and
                                                 Accounting Officer)

            /s/ JEFFREY C. KALB                  Director                                May 13, 2002
-------------------------------------------
               Jeffrey C. Kalb

            /s/ WADE MEYERCORD                   Director                                May 13, 2002
-------------------------------------------
                Wade Meyercord

          /s/ J. DANIEL McCRANIE                 Director                                May 13, 2002
--------------------------------
              J. Daniel McCranie

            /s/ JPHN L. SPRAGUE                  Director                                May 13, 2002
-------------------------------------------
               John L. Sprague

            /s/ DONALD L. WAITE                  Director                                May 13, 2002
-------------------------------------------
               Donald L. Waite

                                        2